FIRST AMENDMENT
TO THE MASTER SERVICING AGREEMENT
AMONG
EDUCATION LENDING SERVICES, INC.,
EDUCATION FUNDING CAPITAL TRUST – II,
BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION
AND FIFTH THIRD BANK, AS ELIGIBLE LENDER TRUSTEE

          THIS FIRST AMENDMENT (this “Amendment”) to Master Servicing Agreement is made as of the 20th day of March, 2006 by and among Education Lending Services, Inc. (the “Master Servicer”), Education Funding Capital Trust – II (the “Issuer”), Bank of New York Trust Company, National Association, as Indenture Trustee (as successor to Fifth Third Bank) (the “Indenture Trustee”) and Fifth Third Bank, as Eligible Lender Trustee on behalf of the Issuer (the “Trust Eligible Lender Trustee”)

RECITALS

          WHEREAS, Master Servicer, Issuer, Indenture Trustee, and Trust Eligible Lender Trustee are parties to a Master Servicing Agreement dated as of April 1, 2003 (the “Agreement”); and

          WHEREAS, the parties desire to amend the Agreement to clarify the terms under which the Master Servicer may appoint one or more subservicers; and

          WHEREAS, the parties wish to retain all terms and provisions in the Agreement and to continue to exercise their rights and fulfill their duties thereunder;

          NOW THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties agree as follows:

I. Definitions

          Capitalized terms which are not otherwise defined in this Amendment shall have the meanings ascribed thereto in Appendix A to that certain Indenture of Trust dated as of April 1, 2003 (the “Indenture”) among the Issuer, Fifth Third Bank, as Indenture Trustee and the Trust Eligible Lender Trustee.

II. Amendments to the Agreement

          A. The first sentence of the second paragraph of Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

The Issuer hereby authorizes the Master Servicer to enter into subservicing contracts with an entity acting as a subservicer pursuant to such contracts, including an affiliate of the Master Servicer (such entity is herein referred to as a “Subservicer”) to provide the services required of the Master Servicer hereunder and to meet any obligations of the Issuer hereunder so long as such Subservicer is an eligible third party servicer under the Act and the Indenture Trustee has received confirmation from each Rating Agency then rating any of the Notes outstanding under the Indenture that its rating of those Notes will not be reduced or withdrawn as a result of the use of such Subservicer.

III. Effect on Agreement

          Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, and covenants contained in the Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

IV. Execution in Counterparts

          This Amendment may be simultaneously executed in several counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

[Signature page follows]

          IN WITNESS WHEREOF, the parties have executed this First Amendment and it shall be deemed to be executed on the month, day and year first above written.

EDUCATION LENDING SERVICES, INC.	EDUCATION FUNDING CAPITAL TRUST – II

	By:	Education Lending Services, Inc., as Administrator

By:	/s/ Perry D. Moore	By:	/s/ Perry D. Moore

Name: Perry D. Moore		Name: Perry D. Moore
Title: Executive V.P. and CFO		Title: Executive V.P. and CFO

BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee		FIFTH THIRD BANK, as Eligible Lender Trustee on behalf of Education Funding Capital Trust - II

By:	/s/ Sally Tokich	By:	/s/ Brian J. Gardner

Name: Sally Tokich		Name: Brian J. Gardner
Title: Assistant Vice President		Title: Vice President